Exhibit (a)(24)
                             DWS VARIABLE SERIES II

                             Redesignation of Series

         The undersigned, being a majority of the Trustees of DWS Variable Series II, a Massachusetts business trust (the "Trust"), acting pursuant to
Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated April 24, 1998, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 12, 2004, as filed with the Secretary of The Commonwealth of Massachusetts on November 15, 2004, as follows:

         The series presently designated as "DWS Salomon Aggressive Growth VIP" is hereby redesignated "DWS Legg Mason Aggressive Growth VIP."

         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 12, 2004 with respect to DWS Salomon Aggressive Growth VIP shall remain in effect.

         The foregoing Redesignation of Series shall be effective May 1, 2006.


         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                                              /s/Donald L. Dunaway
--------------------------------------------------                 ------------------------------------------------
John W. Ballantine, Trustee                                        Donald L. Dunaway, Trustee

                                                                   /s/Paul K. Freeman
--------------------------------------------------                 ------------------------------------------------
James R. Edgar, Trustee                                            Paul K. Freeman, Trustee

/s/Robert B. Hoffman                                               /s/William McClayton
--------------------------------------------------                 ------------------------------------------------
Robert B. Hoffman, Trustee                                         William McClayton, Trustee

/s/Robert H. Wadsworth                                             /s/Shirley D. Peterson, Trustee
--------------------------------------------------                 ------------------------------------------------
Robert H. Wadsworth, Trustee                                       Shirley D. Peterson, Trustee


Dated:  March 8, 2006